Exhibit 23.2

Consent of Independent Auditors

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated August 26, 2025, in the Registration Statement on Form F-1 and related Prospectus of GCL Global Holdings Ltd for the registration of its ordinary shares.

/s/ Ernst & Young LLP

Singapore

September 4, 2025